                                                                     EXHIBIT 2.1

Execution Copy

================================================================================

                               PREMIER FARNELL PLC

                                   $66,000,000
           5.01% Guaranteed Senior Notes, Series A, due June 13, 2010

                                  $159,000,000
           5.63% Guaranteed Senior Notes, Series B, due June 13, 2013

                               ------------------

                             NOTE PURCHASE AGREEMENT

                               -------------------

                           Dated as of March 13, 2003

================================================================================

                                TABLE OF CONTENTS

        SECTION                                                HEADING                                                        PAGE
SECTION 1.                AUTHORIZATION OF NOTES, GUARANTEES, ETC.......................................................        1

           Section 1.1.   Authorization of Notes........................................................................        1
           Section 1.2.   The Guarantees................................................................................        2

SECTION 2.                SALE AND PURCHASE OF NOTES....................................................................        2

SECTION 3.                CLOSING.......................................................................................        3

SECTION 4.                CONDITIONS TO CLOSING.........................................................................        3

           Section 4.1.   Representations and Warranties................................................................        3
           Section 4.2.   Performance; No Default.......................................................................        3
           Section 4.3.   Compliance Certificates.......................................................................        3
           Section 4.4.   Opinions of Counsel...........................................................................        4
           Section 4.5.   Subsidiary Guarantees.........................................................................        4
           Section 4.6.   Purchase Permitted by Applicable Law, Etc.....................................................        4
           Section 4.7.   Sale of Other Notes...........................................................................        4
           Section 4.8.   Payment of Special Counsel Fees...............................................................        4
           Section 4.9.   Private Placement Numbers.....................................................................        4
           Section 4.10.  Changes in Corporate Structure................................................................        4
           Section 4.11.  Evidence of Consent to Receive Service of Process.............................................        4
           Section 4.12.  Proceedings and Documents.....................................................................        5
           Section 4.13.  Tax Forms.....................................................................................        5

SECTION 5.                REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................        5

           Section 5.1.   Organization; Power and Authority.............................................................        5
           Section 5.2.   Authorization, Etc............................................................................        5
           Section 5.3.   Disclosure....................................................................................        5
           Section 5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates; Officers and Directors......        6
           Section 5.5.   Financial Statements..........................................................................        7
           Section 5.6.   Compliance with Laws, Other Instruments, Etc..................................................        7
           Section 5.7.   Governmental Authorizations, Etc..............................................................        7
           Section 5.8.   Litigation; Observance of Statutes and Orders.................................................        7
           Section 5.9.   Taxes.........................................................................................        8
           Section 5.10.  Title to Property; Leases.....................................................................        8
           Section 5.11.  Licenses, Permits, etc........................................................................        8
           Section 5.12.  Compliance with ERISA and Similar Laws........................................................        8
           Section 5.13.  Private Offering by the Company...............................................................       10
           Section 5.14.  Use of Proceeds; Margin Regulations...........................................................       10
           Section 5.15.  Existing Indebtedness; Future Liens...........................................................       10

           Section 5.16.  Foreign Assets Control Regulations, Etc.......................................................       11
           Section 5.17.  Status under Certain Statutes.................................................................       11
           Section 5.18.  Environmental Matters.........................................................................       11
           Section 5.19.  Priority of Obligations.......................................................................       11

SECTION 6.                REPRESENTATIONS OF THE PURCHASER..............................................................       12

           Section 6.1.   Purchase for Investment.......................................................................       12
           Section 6.2.   Source of Funds...............................................................................       12

SECTION 7.                INFORMATION AS TO COMPANY.....................................................................       13

           Section 7.1.   Financial and Business Information............................................................       13
           Section 7.2.   Officer's Certificate.........................................................................       16
           Section 7.3.   Inspection....................................................................................       16

SECTION 8.                PREPAYMENT OF THE NOTES.......................................................................       17

           Section 8.1.   Optional Prepayments with Make-Whole Amount...................................................       17
           Section 8.2.   Optional Prepayment Upon Occurrence of Tax Event; No Make-Whole Amount........................       17
           Section 8.3.   Notice of Optional Prepayments................................................................       18
           Section 8.4.   Allocation of Partial Prepayments.............................................................       18
           Section 8.5.   Maturity; Surrender, Etc......................................................................       18
           Section 8.6.   Purchase of Notes.............................................................................       18
           Section 8.7.   Make-Whole Amount.............................................................................       19

SECTION 9.                AFFIRMATIVE COVENANTS.........................................................................       20

           Section 9.1.   Compliance with Law...........................................................................       20
           Section 9.2.   Insurance.....................................................................................       20
           Section 9.3.   Maintenance of Properties.....................................................................       20
           Section 9.4.   Payment of Taxes..............................................................................       21
           Section 9.5.   Corporate Existence, Etc......................................................................       21
           Section 9.6.   Environmental Matters.........................................................................       21
           Section 9.7.   ERISA Compliance..............................................................................       21
           Section 9.8.   Additional Subsidiary Guarantees; Release of Subsidiary Guarantees, Etc.......................       21

SECTION 10.               NEGATIVE COVENANTS............................................................................       22

           Section 10.1.  Limitation on Liens...........................................................................       22
           Section 10.2.  Minimum Net Worth.............................................................................       25
           Section 10.3.  Maximum Leverage Ratio........................................................................       25
           Section 10.4.  Asset Sales...................................................................................       25
           Section 10.5.  Merger, Consolidation, Sale of Assets, Etc....................................................       26
           Section 10.6.  Transactions with Affiliates..................................................................       26
           Section 10.7.  Nature of Business............................................................................       26
           Section 10.8.  Priority Indebtedness.........................................................................       27

SECTION 11.               TAX INDEMNITIES...............................................................................       27

           Section 11.1.  Tax Indemnity.................................................................................       27
           Section 11.2.  Repayment.....................................................................................       28

SECTION 12.               EVENTS OF DEFAULT.............................................................................       28

SECTION 13.               REMEDIES ON DEFAULT, ETC......................................................................       30

           Section 13.1.  Acceleration..................................................................................       30
           Section 13.2.  Other Remedies................................................................................       31
           Section 13.3.  Rescission....................................................................................       31
           Section 13.4.  No Waivers or Election of Remedies, Etc.......................................................       31

SECTION 14.               REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.................................................       32

           Section 14.1.  Registration of Notes.........................................................................       32
           Section 14.2.  Transfer and Exchange of Notes................................................................       32
           Section 14.3.  Replacement of Notes..........................................................................       33

SECTION 15.               PAYMENTS ON NOTES.............................................................................       33

           Section 15.1.  Place of Payment..............................................................................       33
           Section 15.2.  Home Office Payment...........................................................................       33

SECTION 16.               EXPENSES, ETC.................................................................................       34

           Section 16.1.  Transaction Expenses..........................................................................       34
           Section 16.2.  Survival......................................................................................       34

SECTION 17.               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..................................       35

SECTION 18.               AMENDMENT AND WAIVER..........................................................................       35

           Section 18.1.  Requirements..................................................................................       35
           Section 18.2.  Solicitation of Holders of Notes..............................................................       35
           Section 18.3.  Binding Effect, Etc...........................................................................       36
           Section 18.4.  Notes Held by the Company, Etc................................................................       36

SECTION 19.               NOTICES.......................................................................................       36

SECTION 20.               REPRODUCTION OF DOCUMENTS.....................................................................       37

SECTION 21.               CONFIDENTIAL INFORMATION......................................................................       37

SECTION 22.               SUBSTITUTION OF PURCHASER.....................................................................       38

SECTION 23.               MISCELLANEOUS.................................................................................       38

           Section 23.1.  Successors and Assigns........................................................................       38
           Section 23.2.  Payments Due on Non-Business Days.............................................................       38
           Section 23.3.  Severability..................................................................................       38
           Section 23.4.  Construction..................................................................................       39
           Section 23.5.  Counterparts..................................................................................       39
           Section 23.6.  Governing Law.................................................................................       39
           Section 23.7.  Consent to Jurisdiction; Service of Process; Judgement Currency; Waiver of Jury Trial.........       39
           Section 23.8.  Service of Process Upon Agent Company.........................................................       40

SCHEDULE A       --   INFORMATION RELATING TO PURCHASERS
SCHEDULE B       --   DEFINED TERMS
SCHEDULE 4.10    --   Changes in Corporate Structure
SCHEDULE 5.3     --   Disclosure Materials
SCHEDULE 5.4     --   Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5     --   Financial Statements
SCHEDULE 5.8     --   Litigation
SCHEDULE 5.11    --   License, Permits
SCHEDULE 5.15    --   Indebtedness and Liens
EXHIBIT 1.1(a)   --   Form of 5.01% Guaranteed Senior Note, Series A, due June 13, 2010
EXHIBIT 1.1(b)   --   Form of 5.63% Guaranteed Senior Note, Series B, due June 13, 2013
EXHIBIT 1.2      --   Form of Subsidiary Guarantee
EXHIBIT 4.4(a)   --   Form of Opinion of Legal Director of the Parent
EXHIBIT 4.4(b)   --   Form of Opinion of English Counsel to the Company
EXHIBIT 4.4(c)   --   Form of Opinion of Special United States Counsel to the Company
EXHIBIT 4.4(d)   --   Form of Opinion of Counsel to Each Subsidiary Guarantor
EXHIBIT 4.4(e)   --   Form of Opinion of Special Counsel to the Purchasers

                               PREMIER FARNELL PLC

           5.01% Guaranteed Senior Notes, Series A, due June 13, 2010

           5.63% Guaranteed Senior Notes, Series B, due June 13, 2013

                                                            As of March 13, 2003

TO EACH OF THE PURCHASERS
  LISTED IN THE ATTACHED
  SCHEDULE A:

Ladies and Gentlemen:

      Premier Farnell PLC, a public limited company organized under the laws of England and Wales (the "Company"), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES, GUARANTEES, ETC.

    Section 1.1. Authorization of Notes. The Company will authorize the issue and sale of

            (a) $66,000,000 aggregate principal amount of its 5.01% Guaranteed Senior Notes, Series A, (the "Series A Notes") to be dated the date of issue, to bear interest from such date at the rate of 5.01% per annum, payable semiannually on the 13th day of each June and December in each year (commencing December 13, 2003) until the principal thereof shall become due and payable and to bear interest on overdue principal (including any overdue optional prepayment of principal) and Make-Whole Amount, if any, and on any overdue installment of interest at the rate specified therein after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on June 13, 2010, and otherwise to be substantially in the form attached hereto as Exhibit 1.1(a); and

            (b) $159,000,000 aggregate principal amount of its 5.63% Guaranteed Senior Notes, Series B, (the "Series B Notes") to be dated the date of issue, to bear interest from such date at the rate of 5.63% per annum, payable semiannually on the 13th day of each June and December in each year (commencing December 13, 2003) until the principal thereof shall become due and payable and to bear interest on overdue principal (including any overdue optional prepayment of principal) and Make-Whole Amount, if any, and on any overdue installment of interest at the rate specified therein after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on June 13, 2013, and otherwise to be substantially in the form attached hereto as Exhibit 1.1(b).

      Notwithstanding anything contained herein to the contrary, in the event that, at any time, a Relaxed Computation Date shall occur, as described in
Section 10.3, the rate of interest on the then outstanding Notes of each series shall be adjusted so that such Notes shall bear interest during the period on and after such Relaxed Computation Date to, but not including, the next succeeding Computation Date which is not a Relaxed Computation Date, at a rate equal to the

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)
stated interest rate with respect to such Notes plus .50% and any overdue principal (including any overdue optional prepayment of principal) and Make-Whole Amount, if any, and (to the extent legally enforceable) any overdue installment of interest shall bear interest at the rate per annum from time to time equal to the greater of (x) the interest rate with respect to such Notes as determined above in this paragraph plus 2.00%, or (y) 2% over the rate of interest publicly announced by Citibank, N.A from time to time in the City of New York as its "base" or "prime" rate until paid. In the event that any increase in interest pursuant to this paragraph is with respect to a period prior to the then most recent interest payment date, interest with respect to such period shall be payable on the then next succeeding interest payment date.

      Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity date except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in this Agreement. The term "Notes" as used herein shall mean the Series A Notes and the Series B Notes and shall include each Note delivered pursuant to this Agreement and the Other Agreements (as hereinafter defined) and each Note delivered in substitution or exchange for any such Note pursuant hereto or thereto. You and the Other Purchasers (as hereinafter defined) are hereinafter sometimes referred to collectively as the "Purchasers" and individually as a "Purchaser."

    Section 1.2. The Guarantees. The obligations of the Company hereunder, under the Other Agreements and under the Notes will be unconditionally guaranteed by each Subsidiary identified as a guarantor in Schedule 5.4 (individually a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors," which term shall include after the date hereof all additional guarantors from time to time executing and delivering Subsidiary Guarantees (as defined below) pursuant to
Section 9.8), pursuant to subsidiary guarantees substantially in the form of
Exhibit 1.2 (individually a "Subsidiary Guarantee" and collectively the "Subsidiary Guarantees").

SECTION 2. SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount or amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount or amounts specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

SECTION 3. CLOSING.

      The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m., Chicago time, at a closing (the "Closing") on June 13, 2003 or on such other Business Day as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note of each series (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 36299044 at HSBC Bank PLC, Poultry, London, Sort Code 40-05-15, Swift: MI DLG B22. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

    Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

    Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

    Section 4.3. Compliance Certificates.

      (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

      (b) Secretary's Certificates. The Company and each Subsidiary Guarantor shall have delivered to you a certificate of its Secretary or Assistant Secretary, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Agreements and the respective Subsidiary Guarantees, as applicable.

    Section 4.4. Opinions of Counsel. You shall have received opinions, dated the date of the Closing (a) from Steven Webb, Legal Director of the Company, substantially in the form set forth in Exhibit 4.4(a), (b) from Mayer, Brown, Rowe & Maw LLP, English legal advisers to the Company, substantially in the form set forth in Exhibit 4.4(b), (c) from Mayer, Brown, Rowe & Maw LLP, special United States counsel to the Company in connection with the transactions contemplated hereby, substantially in the form set forth in Exhibit 4.4(c), (d) from counsel to each of the Subsidiary Guarantors, substantially in the form set forth in Exhibit 4.4(d), and (e) from Chapman and Cutler, your special counsel in connection with the transactions contemplated hereby, substantially in the form set forth in Exhibit 4.4(e). Each such opinion shall cover such other matters incident to such transactions as you may reasonably request.

    Section 4.5. Subsidiary Guarantees. Separate Subsidiary Guarantees, each dated as of a date on or before the date of the Closing, shall have been executed and delivered by each Subsidiary Guarantor in the form hereinabove recited and shall be in full force and effort.

    Section 4.6. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

    Section 4.7. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing, all as specified in Schedule A.

    Section 4.8. Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Company shall have paid, on or before the Closing, the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

    Section 4.9. Private Placement Numbers. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each series.

    Section 4.10. Changes in Corporate Structure. Except as set forth in
Schedule 4.10, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or have succeeded to all or any substantial part of the liabilities of any other entity, at any time following February 3, 2002.

    Section 4.11. Evidence of Consent to Receive Service of Process. You shall have received, in form and substance satisfactory to you, evidence of the consent of CT Corporation

System in New York, New York to the appointment and designation provided for by
Section 23.8 hereof and by Section 11 of each Subsidiary Guarantee executed and delivered pursuant to Section 4.5, in each case for the period from the date of Closing through June 13, 2014 (and the payment in full of all fees in respect thereof).

    Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

    Section 4.13. Tax Forms. The Company shall have delivered to you and the Other Purchasers copies of United Kingdom Inland Revenue Form FD 13 and any other applicable United Kingdom tax forms in sufficient numbers for filing in the appropriate offices of the United States Internal Revenue Service or any applicable agency or authority, and shall have provided such information as you or the Other Purchasers shall reasonably request sufficient to enable you and the Other Purchasers to properly file such forms.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company, with respect to itself and its Subsidiaries, represents and warrants to you that:

    Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which such qualification or good standing is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Notes and the other documents to be executed and delivered by the Company as contemplated by this Agreement and the Other Agreements and to perform the provisions hereof and thereof.

    Section 5.2. Authorization, Etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes and, upon the execution and delivery thereof, the Notes will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    Section 5.3. Disclosure. The Company, through its agent, Banc of America Securities LLC, has delivered to you a copy of a Private Placement Memorandum dated January 2003 (the

"Memorandum"), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents, certificates or other writings identified in
Schedule 5.3 (together with the Memorandum, the "Disclosure Documents") and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3 or in one of the Disclosure Documents or in the financial statements listed in Schedule 5.5, (a) since February 3, 2002, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries that individually or in the aggregate would be reasonably expected to have a Material Adverse Effect, and (b) there is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect.

    Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates; Officers and Directors. (a) Schedule 5.4 contains complete and correct lists of (i) the Company's Subsidiaries as of the date of this Agreement, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization, whether it is a Subsidiary Guarantor and the percentage of shares of each class of its share capital or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates (other than Subsidiaries) and (iii) the Company's directors and senior officers.

      (b) All of the outstanding share capital or similar equity interests of each Material Subsidiary shown in Schedule 5.4 as being owned by the Company and the Subsidiaries have been validly issued and are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity in each jurisdiction in which such qualification or good standing is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or other power and authority to execute and deliver and perform its obligations under its respective Subsidiary Guarantee.

      (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

    Section 5.5. Financial Statements. The Company has delivered to you copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the financial position of the Group as at the end of the periods therein presented and the results of the Group's operations and cash flows for such periods and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of the November 3, 2002 financial statements, to normal year-end adjustments).

    Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiary Guarantors of their respective Subsidiary Guarantees do not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

    Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by any Subsidiary Guarantor of its Subsidiary Guarantee, except for information filings with the United States Securities and Exchange Commission under the Exchange Act and with the London Stock Exchange.

    Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation the USA Patriot Act or Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

      Neither the Company nor any Subsidiary (a) is a person whose property or interests in property are blocked pursuant to Section 1 of the Anti-Terrorism Order or (b) to the best of its knowledge, engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

    Section 5.9. Taxes. Each of the Company and the Subsidiaries has filed or caused to be filed all tax returns which, to the best knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on such returns or in respect of any taxes or any assessments made against it or any of its property by a Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or any Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP) to the extent that failure so to file or pay would be reasonably expected to have a Material Adverse Effect. The Company does not know of any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The aggregate charges, accruals and reserves on the books of the Group in respect of all taxes for all fiscal periods are adequate in accordance with GAAP.

    Section 5.10. Title to Property; Leases. The Company and the Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet listed in Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary (or any predecessor thereof) after the date of such balance sheet (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens not permitted by this Agreement without equally and ratably securing the Notes, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all Material respects.

    Section 5.11. Licenses, Permits, etc. Except as disclosed in Schedule 5.11,

            (a) the Company and the Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that, individually or in the aggregate, are Material, without known Material conflict with the rights of others,

            (b) to the best knowledge of the Company, no product or practice of the Company or any of the Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, and

            (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of the Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

    Section 5.12. Compliance with ERISA and Similar Laws. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and, to the best knowledge of the Company, no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities determined at such time. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation of the Group (determined as of the last day of the Company's most recently ended financial year for which audited financial statements are available in accordance with United States Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) is not Material or has otherwise been disclosed in most recent Annual Report and Accounts of the Group.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes and the Subsidiary Guarantees hereunder will not involve any non-exempt transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you (and, with respect to any transferee of the Notes, the accuracy of the representation deemed to have been made by such transferee pursuant to Section 14.2).

      (f) All Foreign Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Plan documents or applicable laws to be paid or accrued by the Company and the Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

    Section 5.13. Private Offering by the Company. Neither the Company nor anyone authorized by it to act on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than fifty (50) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone authorized by it to act on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

    Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for the repayment of existing Indebtedness and for other general corporate purposes. The existing Indebtedness which will be repaid with the proceeds of the sale of the Notes includes some or all of $155,000,000 7.34% Guaranteed Senior Notes, Series A, due June 17, 2003 of Premier Farnell Corp. and otherwise is owed to the lenders set forth in Schedule
5.15. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

    Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of each item of Indebtedness of the Company and the Subsidiaries (excluding Indebtedness owing by one member of the Group to another) outstanding or providing for lending commitments in a principal amount in excess of $10,000,000 (or its equivalent in any other currency) as of February 2, 2003. To the best knowledge of the Company, neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 (or its equivalent in any other currency) that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by this Agreement.

    Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) including, but not limited to, the Department of Treasury Rule or any enabling legislation or executive order relating thereto.

    Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the United States Investment Company Act of 1940, as amended, the United States Public Utility Holding Company Act of 1935, as amended, the United States ICC Termination Act, as amended, or the United States Federal Power Act, as amended.

    Section 5.18. Environmental Matters. Neither the Company, nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any applicable Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as specifically set forth in the Memorandum or in Schedule 5.3 or
Schedule 5.8:

            (a) neither the Company, nor any Subsidiary has knowledge of any facts that would give rise to any claim, public or private, of violation of applicable Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company, nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and neither the Company, nor any Subsidiary has disposed of any Hazardous Materials in a manner contrary to any applicable Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

    Section 5.19. Priority of Obligations. The obligations of the Company under the Notes and the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee, in each case when issued, will rank at least pari passu with all other unsecured, unsubordinated Indebtedness of the Company and such Subsidiary Guarantor, respectively.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

    Section 6.1. Purchase for Investment. You represent that (a) pursuant to an investment decision made by you, you are purchasing the Notes to be purchased by you at the Closing for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds on whose behalf you have the authority to act and make the representations contained in this Section 6 for the purpose of investment and not with a view to the transfer or distribution thereof or of any part thereof or of any interest therein, provided that the disposition of your or their property shall at all times be within your or their control and (b) you are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. You understand that the Notes have not been registered under the Securities Act and may be resold only in accordance with the provisions of Section 14.2 and only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      You represent and agree that you will not, directly or indirectly, offer or sell any Notes in the United Kingdom or distribute or publish in the United Kingdom any offering circular, prospectus, form of application, advertisement or other document or information in connection with an offer, sale, or other distribution of the Notes except under circumstances that will result in compliance in all material respects with any applicable laws and regulations in the United Kingdom and all offers and sales of Notes by you will be made on the same terms.

    Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

            (b) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

            (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization, beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

            (e)   the Source is a governmental plan; or

            (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprising one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

            (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA and, in the case of employee benefit plans, shall be limited to plans which are subject to Title I of ERISA or Section 4975 of the Code.

SECTION 7. INFORMATION AS TO COMPANY.

    Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Interim Statements -- within 90 days after the end of the first six-month period in each financial year of the Company, duplicate copies of

                  (i) a summarized unaudited Group balance sheet as at the end of such period, and

                  (ii) a summarized unaudited profit and loss account and, if published in the interim statements, cash flow statement of the Group for such period,

      setting forth in each case in comparative form the figures for the corresponding periods in the previous financial year, all in reasonable detail, prepared in accordance with the requirements of the London Stock Exchange Limited (the "London Stock Exchange") applicable to half-yearly reports and to financial statements generally and certified by a Senior Financial Officer, of the Company as fairly presenting, in all material respects, the financial position of the entities being reported on and their results of operations and, if applicable, cash flows, subject to changes resulting from year-end adjustments;

            (b) Annual Statements -- within 180 days after the end of each financial year of the Company, duplicate copies of,

                  (i) consolidated Group balance sheet as at the end of such year, and

                  (ii) a consolidated profit and loss account, cash flow statement and reconciliation of movements in stockholders' funds of the Group for such year,

      setting forth in each case in comparative form the figures for the previous financial year, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent chartered accountants of recognized national standing in the United Kingdom, which opinion shall state that such financial statements present a true and fair view of the state of affairs of the Group as of the end of such financial year and of the profit and loss of the Group for such financial year and have been properly prepared in accordance with the Companies Act of 1985 (or if such opinion contains any qualification as to such matters, such opinion shall specify and quantify in reasonable detail the reasons for and extent of such qualification) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the United Kingdom;

            (c) Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement (other than those referred to in clause (a) or (b) above), report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally and each Material document filed by the Company with the London Stock Exchange and thereafter generally available to the public, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus filed by the Company or any Subsidiary with the Securities and Exchange Commission;

            (d) Notice of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within 30 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any Reportable Event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which the 30-day reporting requirement under such regulations has not been waived pursuant to such regulations as in effect on the date hereof (any notice given pursuant to this clause (i) to be accompanied by a copy of the notice of such Reportable Event given to the PBGC); or

                  (ii) the taking by the PBGC of steps to institute proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any member of the Group or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the ability of any Subsidiary Guarantor which is a Material Subsidiary to perform its respective obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes (including, in the event that a holder of Notes shall have advised the Company that such an explanation or information is necessary in connection with filing of audited financial statements referred to in Section 7.1(b) above pursuant to the requirements of the National Association of Insurance Commissioners or similar regulatory body, a general explanation in reasonable detail of how GAAP used in the preparation of such audited financial statements differs from generally accepted accounting principles in effect at such time in the United States).

    Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) for periods ending after the date of the Closing shall be accompanied by a certificate of a Responsible Officer setting forth:

            (a) Covenant Compliance -- whether the Company was in compliance with the requirements of Sections 10.1 through 10.4, inclusive, during the period covered by the statements then being furnished (including relevant supporting detail sufficient to demonstrate such compliance); and

            (b) Event of Default -- a statement that such Officer has reviewed the relevant terms hereof and has made all reasonable inquiries and that, based on such review and inquiries, to the best of the knowledge, information and belief of such Officer, no such condition or event that constitutes a Default or an Event of Default exists or, if any such condition or event existed during the period covered by the statements being furnished or exists, a description of the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

    Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Responsible Officers of the Company, and, after discussing the affairs, finances and accounts of the Company and its Subsidiaries with the Responsible Officers if the representative is unsatisfied (with the consent of the Company, which consent will not be unreasonably withheld), its independent public accountants, and with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during business hours and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or an Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, subject to obligations of confidentiality set forth in Section 21, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and the Subsidiaries), all at such times and as often as may be reasonably requested, in each case to the extent that the Company or any such Subsidiary is not prohibited from revealing any such material pursuant to any obligation of confidentiality in relation to such material owed by the Company or such Subsidiary to any third party (any such prohibition to be demonstrated to the reasonable satisfaction of the Required Holders).

SECTION 8. PREPAYMENT OF THE NOTES.

      In addition to the payment of the entire unpaid principal amount of the Notes of each series at the final maturity thereof, the Company may make optional prepayments in respect of the Notes, and under certain circumstances may offer to prepay Notes, all as hereinafter provided.

    Section 8.1. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided in Section 8.3, prepay at any time all, or from time to time any part of, the Notes at the principal amount so prepaid, plus accrued interest with respect to such principal amount being prepaid to the date of such prepayment, plus the applicable Make-Whole Amount for the Notes of each series determined for the prepayment date with respect to such principal amount.

    Section 8.2. Optional Prepayment Upon Occurrence of Tax Event; No Make-Whole Amount. (i) Subject to clause (ii) below, if, as a result of the occurrence of any Tax Event, the Company on any date shall have (x) made a payment under
Section 11 with respect to any Note or become obligated to make a payment under
Section 11 with respect to any Note on the next date on which a payment of interest is scheduled to be made, in either case in an amount greater than 5% of the amount that the Company would have been required to pay but for the occurrence of such Tax Event (in either case, any such Note being herein referred to as an "Affected Note"), and (y) furnished to each holder of any Affected Note a notice from a Responsible Officer setting forth in reasonable detail the nature of such Tax Event and an explanation of the basis on which the Company is then so obligated to make payment under Section 11, the Company may, upon notice given as provided in Section 8.3, prepay the Affected Notes in whole (and not in part) at a price equal to the unpaid principal amount of such Notes, together with interest accrued thereon to the date fixed for such prepayment, and without any Make-Whole Amount.

      (ii) Notwithstanding clause (i) above, no Affected Note shall be prepaid pursuant to this Section 8.2 if the holder thereof, at least five Business Days prior to the prepayment date under this Section 8.2, shall have delivered a notice to the Company stating that such holder waives any right to any future payment under Section 11 in respect of the specific Tax Event that shall have given rise to the Company's prepayment right under this Section 8.2; provided that:

            (1) no such waiver (x) shall be deemed to constitute a waiver of any right to receive a payment in full under Section 11 in respect of any other Tax Event that shall have given rise to the Company's prepayment right under this Section 8.2 or (y) preclude the Company from exercising any such right of prepayment in respect of such other Tax Event; and

            (2) if on any date the amount of any payment that a holder of a Note would be entitled to receive under Section 11 shall increase (in proportion to the total amount in respect of which the amount payable under Section 11 is determined),

                  (x) the occurrence of any such increase shall be deemed to be a new Tax Event giving rise to a prepayment right under this
            Section 8.2, and

                  (y) such holder thereafter shall be entitled to receive the full amount of any future payment provided under Section 11, notwithstanding any waiver previously delivered pursuant to this
            Section 8.2 unless such holder shall have delivered a notice under this Section 8.2(ii) in respect of any such prepayment.

      In addition, no prepayment of any Note shall be permitted pursuant to
Section 8.2 if the underlying Tax payment under Section 11 arises as a result of the failure of the Company to make any request specified in clause (iv)(y) of
Section 11 or any other act or omission by the Company.

    Section 8.3. Notice of Optional Prepayments. The Company will give each holder of Notes written notice of any prepayment under Section 8.1 or 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and, in the case of any prepayment under
Section 8.1, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for the Notes of each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computations. Two Business Days prior to any such prepayment under Section 8.1, the Company shall deliver to the holder of each Note being prepaid a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount for the Notes of each series as of the specified prepayment date. Nothing herein shall preclude any holder of a Note of either series from objecting to any such calculation of the Make-Whole Amount with respect to the Notes of such series.

    Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding, without regard to series but in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Partial prepayment of the Notes pursuant to Section 8.2 shall be allocated as therein provided.

    Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall, upon written request by the Company, be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

    Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding

Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except for such difference in the offering price that reflects differences in interest rates and maturities of the Notes of the respective series). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

    Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a semiannual discount factor equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service of Bridge Information Services (or such other display as may replace Page 678 on Telerate Service of Bridge Information Services) for actively traded U.S. Treasury securities having a maturity equal to the maturity of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the maturity of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the maturity of such Called Principal and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the maturity of such Called Principal.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1 or 13.1.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.1 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

      The Company, with respect to itself and its Subsidiaries, covenants that so long as any of the Notes are outstanding:

    Section 9.1. Compliance with Law. The Company will and will cause each of the Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    Section 9.2. Insurance. The Company will and will cause each of the Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

    Section 9.3. Maintenance of Properties. The Company will and will cause each of the Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if the Company has concluded that such discontinuance is desirable in the conduct of its business and that such discontinuance would not have, individually or in the aggregate, a Material Adverse Effect.

    Section 9.4. Payment of Taxes. The Company will and will cause each of the Subsidiaries to file all tax returns which, to the best knowledge of the Company, are required to be filed and to pay all taxes shown to be due and payable on such returns in respect of any taxes or assessments made against it or any of its property by a Governmental Authority (other than any amount the validity of which is at the time being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP) to the extent that failure to comply with this Section 9.4 would reasonably be expected to have a Material Adverse Effect.

    Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each of the Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and the Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not have, individually or in the aggregate, a Material Adverse Effect.

    Section 9.6. Environmental Matters. The Company will: (i) conduct, and cause each of the Subsidiaries to conduct, its business in compliance with all Environmental Laws applicable to it except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) take, and cause each of the Subsidiaries to take, appropriate action to respond to any non-compliance with Environmental Laws, except where the failure so to take would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    Section 9.7. ERISA Compliance. Neither the Company nor any Subsidiary will incur any liability for an accumulated funding deficiency under Section 412 of the Code or Section 302 of ERISA, or any liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect, other than current liabilities for premium payments to the PBGC.

    Section 9.8. Additional Subsidiary Guarantees; Release of Subsidiary Guarantees, Etc. (a) If after the date hereof (x) any Subsidiary that has not theretofore executed and delivered a Subsidiary Guarantee shall guarantee or become a direct obligor under any Material Indebtedness of the Company or (y) if a Subsidiary was at one time a Subsidiary Guarantor, but such Subsidiary released its Subsidiary Guarantee and then subsequently shall guarantee or become a direct obligor under any Material Indebtedness of the Company, prior to or concurrently with the incurrence of such obligations, the Company will cause such Subsidiary to execute and deliver a Subsidiary Guarantee in the form hereinabove recited and will furnish each holder of the Notes with (i) a counterpart of such executed Subsidiary Guarantee and (ii) an opinion of counsel reasonably satisfactory to the Required Holders (which opinion shall be reasonably satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms, provided that a Subsidiary which shall guarantee or become a direct obligor with respect to any Material Indebtedness of the Company shall not be required to execute and deliver a Subsidiary Guarantee if the execution, delivery or performance by such Subsidiary of a Subsidiary Guarantee would not be permitted under applicable law (and the Company will in such event cause to be delivered to each holder of a Note (x) an opinion of counsel reasonably satisfactory to the Required Holders to such effect and (y) a certificate of a Senior Financial Officer of the Company setting forth the information (including detailed calculations) required in order to establish that the Company could have incurred at least $1 of secured Indebtedness pursuant to Section 10.1(o) after giving effect to such Subsidiary becoming a guarantor or direct obligor. In addition, the Company may, in its sole discretion, cause any other Subsidiary to execute and deliver a Subsidiary Guarantee in the form hereinabove recited and will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee (accompanied by an opinion of counsel as described in clause (ii) of the preceding sentence).

      (b) The Company will cause each Subsidiary Guarantee to remain in full force and effect at all times after the execution and delivery thereof. Any Subsidiary Guarantor the majority of the Voting Shares of which is being disposed of in any Asset Sale in accordance with the provisions of Section 10.4 and any other Subsidiary Guarantor shall, at the Company's request, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Company, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a reasonably satisfactory release promptly upon request, except that this sentence shall not apply (i) if before and immediately after giving effect to such release a Default or an Event of Default shall have occurred and be continuing, (ii) to a Subsidiary if any amount is then due and payable under its Subsidiary Guarantee or (iii) to a Subsidiary which at the time is a guarantor of any other Material Indebtedness of the Company that is not also concurrently being released.

SECTION 10. NEGATIVE COVENANTS.

      The Company, with respect to itself and its Subsidiaries, covenant that so long as any of the Notes are outstanding:

    Section 10.1. Limitation on Liens. The Company will not, and will not permit any Subsidiary to create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

            (a) Liens for property taxes and assessments or other governmental charges or levies for sums not yet delinquent or being contested on a timely basis, in good faith and by appropriate proceedings;

            (b) Liens incidental to the conduct of business or the ownership of properties and assets (including statutory landlords', carriers', warehousemen's, materialmen's and other similar Liens incurred in the ordinary course of business) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations (including obligations under worker's compensation, unemployment insurance and other like laws), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with borrowed money; provided in each case, the obligation secured is not more than 60 days overdue or, if so overdue, is being contested in good faith by appropriate actions or proceedings;

            (c) Liens arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of business in respect of Indebtedness which either (i) has been due for less than 30 days, or (ii) is being contested in good faith by appropriate actions or proceedings;

            (d) Pledges over, and assignments of documents of title, insurance policies and sale contracts in relation to, commercial goods, each of which pledges are created or made in the ordinary course of business as security only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which such pledge relates;

            (e) Rights of banks or other financial institutions to set-off deposits made by the Company or any Subsidiary against debts owed to such banks or other financial institutions by the Company or any Subsidiary, whether such rights arise by operation of law or pursuant to a contractual arrangement with such banks or other financial institutions for ordinary course commercial overdraft banking transactions, including, without limitation, arrangements (including cash management schemes) whereby interest is payable to such banks or financial institutions on a net basis and rights of set-off granted to such banks or financial institutions with respect to letters of credit or as a result of any currency or interest rate hedging operations carried out in the ordinary course of business;

            (f) Liens of, or resulting from, any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured and, if appropriate, the Company or such Subsidiary shall set aside on its books, in accordance with GAAP, reserves deemed by it to be adequate with respect thereto;

            (g) Liens securing Indebtedness of a Subsidiary to the Company or a Wholly-Owned Subsidiary (other than Liens in favor of a Securitization Subsidiary and Liens securing Indebtedness due to a Subsidiary which has outstanding Acquired Subsidiary Indebtedness);

            (h) Liens reflected in Schedule 5.16, securing Financial Indebtedness of the Company and the Subsidiaries outstanding on the date of Closing;

            (i) Minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and the Subsidiaries;

            (j) Liens of a consignor of merchandise to the Company or a Subsidiary on such consignor's merchandise and any Lien of a lessor of equipment to the Company or a Subsidiary on such lessor's leased equipment, which, in either case is evidenced by a protective United States Uniform Commercial Code filing;

            (k)   Liens securing Acquired Subsidiary Indebtedness;

            (l) Liens incurred after the date of this Agreement given to secure Indebtedness incurred in connection with the acquisition, improvement or development of any property, asset or part thereof (the "New Property") useful and intended to be used in carrying on the business of the Company or one or more of its Subsidiaries, including Liens existing on such New Property at the time of the acquisition thereof, whether or not such existing Liens were given to secure the payment of the purchase price of the New Property to which they attach; provided that (i) the Lien shall attach solely to the New Property acquired, improved or developed, (ii) the portion of such Indebtedness permitted to be secured pursuant to the provisions of this clause (l) shall not exceed the excess of (x) the lesser of the total purchase price or fair market value at the time of the acquisition, improvement or development of such New Property (as determined in good faith by one or more officers of the Company to whom authority to enter into such transaction has been delegated by the Company's board of directors) over (y) the aggregate principal amount outstanding in respect of all other Indebtedness secured by Liens on such New Property, whether or not assumed by the Company or one or more of its Subsidiaries, and (iii) such Lien is created or assumed with respect to such New Property at the time of, or within 180 days after, such acquisition or the completion of such improvement or development;

            (m) Liens securing Financial Indebtedness which was previously permitted to be secured and which has been extended, renewed or refunded, so long as (i) the principal amount of Financial Indebtedness (immediately prior to such extension, renewal or refunding) so secured is not increased and the maturity thereof is not reduced, (ii) such Liens apply only to the same property which was theretofore subject thereto, and (iii) at the time of such extension, renewal or refunding, no Default or Event of Default shall have occurred and be continuing;

            (n) Liens on assets of Securitization Subsidiaries securing obligations of such Securitization Subsidiaries pursuant to a Permitted Receivables Securitization Program; and

            (o) Liens incurred by the Company or any Subsidiary in addition to those described in clauses (a) through (n) above; provided that the sum, without duplication, of (x) the aggregate principal amount of all Indebtedness secured by Liens pursuant to this clause (o) plus (y) the aggregate principal amount of all Priority Indebtedness outstanding shall not, at any time, exceed 10% of Consolidated Adjusted Total Assets.

    Section 10.2. Minimum Net Worth. The Company will not and will not at any time permit Consolidated Adjusted Net Worth to be less than L400,000,000.

    Section 10.3. Maximum Leverage Ratio. The Company will not, on any Computation Date, permit the ratio of Consolidated Net Debt to Consolidated EBITDA for the 12 month period ended on such Computation Date to exceed 3.5 to 1.0; provided, however, that the ratio of Consolidated Net Debt to Consolidated EBITDA may exceed 3.5 (but not 4.0) to 1.0 for each of the 12 month periods ending on any single Computation Date or on any two consecutive Computation Dates (each a "Relaxed Computation Date"), but only if the Company shall have been in compliance with the provisions of this Section 10.3, without recourse to this proviso, on each of the two consecutive Computation Dates immediately following any such single Relaxed Computation Date or any such two consecutive Relaxed Computation Dates.

    Section 10.4. Asset Sales. The Company will not and will not permit any Subsidiary to make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an "Asset Sale") other than

            (a)   Asset Sales in the ordinary course of business;

            (b) Asset Sales by the Company to a Subsidiary Guarantor or by a Subsidiary to the Company or a Wholly-Owned Subsidiary (other than a Securitization Subsidiary); provided that in each case immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

            (c) Asset Sales by the Company or by a Subsidiary of accounts receivable of the Company or any Subsidiary to a Securitization Subsidiary pursuant to a Permitted Receivables Securitization Program; provided, that at the time of any such Asset Sale and immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

            (d) other Asset Sales; provided that the aggregate net book value of property or assets disposed of in such Asset Sale and all other Asset Sales by the Group during the immediately preceding 365 days, does not exceed 10% of Consolidated Adjusted Total Assets (as of the last day of the financial year of the Company ending on or most recently prior to the date of such asset sale);

provided further that for purposes of clause (d) above there shall be excluded the net book value of property or assets disposed of in an Asset Sale during such 365-day period if and to the extent the net proceeds realized upon such Asset Sale are applied by the Company or a Subsidiary, as the case may be, within 365 days after the effective date of such Asset Sale (A) to reinvest in any property or assets for use in the business of the Group, or (B) to repay unsubordinated Indebtedness of the Company or a Subsidiary (other than a Securitization Subsidiary) other than Indebtedness owed to the Company or any Subsidiary (any such repayment of Notes to be made pursuant to Section 8.1).

    Section 10.5. Merger, Consolidation, Sale of Assets, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United Kingdom or the laws of any other European Union Member (other than Greece, Turkey or Spain) or the United States or any State thereof (including the District of Columbia), and such corporation (if not the Company) shall have (i) executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each applicable covenant and condition of this Agreement, the Other Agreements and the Notes and (ii) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; provided that, if the surviving corporation is organized or resident outside of the United States for tax purposes, the agreement or instrument evidencing such assumption shall include provisions for tax indemnities with respect to payments under this Agreement, the Other Agreements and the Notes substantially identical to those contained in
      Section 11, mutatis mutandis; and

            (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

    Section 10.6. Transactions with Affiliates. The Company will not and will not permit any Subsidiary, directly or indirectly, to enter into any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Subsidiary (other than a Securitization Subsidiary)), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

    Section 10.7. Nature of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business of the

Group, taken as a whole, would be substantially changed from the general nature of the business of the Group at the date of this Agreement.

    Section 10.8. Priority Indebtedness. The Company will not at any time permit the aggregate principal amount of Priority Indebtedness outstanding to exceed 10% of Consolidated Adjusted Total Assets.

SECTION 11. TAX INDEMNITIES.

    Section 11.1. Tax Indemnity. All payments whatsoever under the Notes will be made by the Company free and clear of, and without liability for withholding or deduction for or on account of, any present or future Tax imposed or levied by or on behalf of (i) the United Kingdom or (ii) any jurisdiction other than the United States (or any political subdivision or taxing authority of or in the United States) from or through which any amount is paid by the Company pursuant to the terms of the Notes (hereinafter, a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law. If any deduction or withholding or payment for any tax shall at any time be compelled by law, the Company will pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of the Notes after such deduction or withholding (including, without limitation, any required deduction, withholding or other payment of Tax on or with respect to such additional amount) shall be not less than the amounts then due and payable under the terms of the Notes; provided, however, that no payment of any additional amounts shall be required to be made for or on account of:

            (i) in case of a tax imposed or levied on behalf of the United Kingdom, any Tax that would not have been imposed but for the existence of any present or former connections between such holder (or between a shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, or any Person other than the holder to whom the relevant Note or any amount payable thereon is attributable for the purposes of such Tax, assessment or charge) and the Taxing Jurisdiction, other than the mere holding of the relevant Note;

            (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax or duty;

            (iii) any Tax that is payable otherwise than by withholding from payments under the Notes, except that the Company shall be required to make payments for or on account of (A) any Tax that would have been payable through withholding but which because of a connection between the holder of a Note and the Taxing Jurisdiction (or some other special circumstance of the holder) is instead collected by such Taxing Jurisdiction directly from such holder unless such Tax is of a nature that is otherwise not subject to the payment of additional amounts under this
      Section 11 and (B) any Tax paid on or with respect to the payment or accrual of an additional amount;

            (iv) any Tax that is imposed or withheld by reason of the failure by such holder in the filing of duly completed and executed forms, certificates, documents or returns or other reasonably required evidence (collectively "Forms"), required to be filed by such holder to avoid or reduce such Tax in due time to secure a direction to be issued by U.K. Inland Revenue to the Company in respect of the payment in question; provided that no holder of a Note shall be considered to have delayed or failed to file Forms (x) that would require the disclosure of confidential or proprietary tax information, it being agreed that the present version of Form FD 13 does not involve any such disclosure, or (y) unless the Company has requested that such Forms be filed (and has furnished such Forms to such holder) and such holder has had a reasonable period of time (not less than 30 days) to file such Forms, provided, further, however, that this Agreement shall be deemed to be a due written request made as of the date of Closing by the Company to the Purchasers to file Form FD 13; or

            (v)   any combination of clauses (i), (ii), (iii) and (iv) above;

provided further, however, that no such additional amounts shall be payable in respect of any Note held by (x) any holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such Note or (y) any holder who is not a resident of the United States.

      In connection with the transfer of any Note, the Company will furnish the transferee of such Note with copies of all Forms then required. The Company will also furnish the holders of the Notes, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

    Section 11.2. Repayment. If the Company has made a payment pursuant to
Section 11.1 of additional amounts in respect of any Notes, to the extent a holder receives a tax credit or refund in respect of any payment made by the Company on the Notes which has the net effect of paying to such holder an amount greater than the amounts due and payable on the Notes which such holder would have received in the absence of any payment being required under Section 11.1, such holder agrees to repay to the Company reasonably promptly after the receipt thereof by such holder such amount as will put the holder in no better or worse position as such holder would have been in had no additional amount been required to be paid pursuant to Section 11.1 (which determinations shall be made by such holder in good faith).

SECTION 12. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

            (c) default in the performance of, or compliance with, any term contained in Section 10.1 through Section 10.5 and Section 10.8 and, in any such case (other than Section 10.3), such default is not remedied within 15 calendar days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default, and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 12); or

            (d) default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 12) and, in any such case, such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to-this paragraph (d) of Section 12); or

            (e) any representation or warranty made by the Company or Subsidiary Guarantors in this Agreement or by or on behalf of the Company or Subsidiary Guarantors or by any officer of the Company or Subsidiary Guarantors in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of, or premium or make-whole amount or interest on, any Indebtedness for money borrowed that is outstanding in an aggregate principal amount of at least L10,000,000 (or its equivalent in any other currency) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness for money borrowed in an aggregate outstanding principal amount of at least L10,000,000 (or its equivalent in any other currency) or any mortgage, indenture or other agreement relating thereto or any other condition exists and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

            (g) the Company or any Material Subsidiary (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary, and such order shall remain in effect and unstayed for 60 days or such petition shall not be dismissed within 60 days; or

            (i) a Subsidiary Guarantee of any Material Subsidiary shall cease to be in full force and effect as an enforceable instrument of such Subsidiary or any Material Subsidiary Guarantor (or any Person at its authorized direction or on its behalf) shall assert that its Subsidiary Guarantee is unenforceable in any material respect; or

            (j) a final judgment or judgments for the payment of money aggregating in excess of L10,000,000 (or its equivalent in any other currency) are rendered against one or more of the Company and the Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 402 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed L10,000,000; anD any such event or events described in clauses (i) through (iii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

SECTION 13. REMEDIES ON DEFAULT, ETC.

    Section 13.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 12 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, the holder or holders of at least a majority in principal amount of the Notes, without regard to series, at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            (c)   If any Event of Default described in paragraph (a) or (b) of
Section 12 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the applicable Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

    Section 13.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

    Section 13.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 13.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

    Section 13.4. No Waivers or Election of Remedies, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

      Without limiting the obligations of the Company under Section 16, the Company agrees to pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 13, including without limitation reasonable attorneys' fees, expenses and disbursements.

SECTION 14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

    Section 14.1. Registration of Notes. The Company shall keep at its office specified for notices in Section 19 or at the principal office of a bank or trust company in the United States, in either case as may be notified from time to time by the Company to the holders of the Notes, a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

    Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note at the office maintained by the Company pursuant to Section 14.1 for the registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a given series, one Note of such series may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made (a) the representations and agreements set forth in Section 6.1, and (b) the representation set forth in
Section 6.2(a), (d) or (f) (unless in lieu of being deemed to have made such representation, such transferee shall provide reasonable assurances to the Company that its acquisition and holding of such Note shall not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code).

    Section 14.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note that is an Institutional Investor with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15. PAYMENTS ON NOTES.

    Section 15.1. Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in The City of New York, at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time thereafter, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either a principal office of the Company in the United States or a principal office of a bank or trust company in the United States.

    Section 15.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at the office maintained by the Company pursuant to
Section 14.1 for the registration of transfer or exchange or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
14.2. The Company will
afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 15.2.

SECTION 16. EXPENSES, ETC.

    Section 16.1. Transaction Expenses. Whether or not the issue and sale of the Notes contemplated hereby are consummated, the Company agrees to pay all costs and expenses (including reasonable attorneys' fees of your special counsel referred to in Section 4.4) incurred by you and each Other Purchaser or holder of a Note in connection with such issue and sale and all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with any amendments, waivers or consents requested by the Company under or in respect of this Agreement, the Notes or any Subsidiary Guarantee (whether or not such amendment, waiver or consent becomes effective). In addition, the Company agrees to pay (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company agrees to pay, and to save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders retained by either the Company or any other member of the Group in connection with the transactions contemplated hereby. The holders of Notes shall retain a single legal counsel in each relevant jurisdiction to assist them, provided that if any holder or any group of holders in good faith determines that its interests differ from those of the other holders, then such holder or group shall be entitled to retain separate counsel at the expense of the Company.

      In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees and disbursements (including estimated unposted disbursements as of the date of the Closing) of your special counsel which are reflected in the statements of such counsel submitted to the Company at least one Business Day prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the date of the Closing to the extent such disbursements exceed estimated disbursements paid as aforesaid).

    Section 16.2. Survival. The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you pursuant to the terms of this Agreement of any Note or portion thereof and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note.

      All statements contained in any certificate or other instrument delivered by or on behalf of either the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. AMENDMENT AND WAIVER.

    Section 18.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of either series, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of
Section 8, 11, 12(a), 12(b), 13, 18, 21 or 23.7(e).

    Section 18.2. Solicitation of Holders of Notes.

      (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

    Section 18.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon each Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

    Section 18.4. Notes Held by the Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, at 150 Armley Road, Leeds, England, L512 2QQ (Fax No. +44 (0) 870-129-8610), to the attention of Group Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The parties to this Agreement agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 20 shall not prohibit the Company or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 21, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such party embodying the provisions of this Section 21.

SECTION 22. SUBSTITUTION OF PURCHASER.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. MISCELLANEOUS.

    Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

    Section 23.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, except for interest in respect of any principal then being paid or prepaid (which interest shall accrue to, but not including, such following Business Day).

    Section 23.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 23.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

    Section 23.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

    Section 23.6. Governing Law. This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

    Section 23.7. Consent to Jurisdiction; Service of Process; Judgement Currency; Waiver of Jury Trial. (a) The Company irrevocably submits to the nonexclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      (b) The Company agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 23.7 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

      (c) The Company consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 23.7 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in Section 19 or at such other address of which you shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 23.8. The Company agrees that such service upon receipt
(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

      (d) Nothing in this Section 23.7 shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

      (e) Any payment on account of an amount that is payable hereunder or under the Notes by the Company in Dollars which is made to or for the account of any holder of Notes in Sterling, or in the lawful currency of any other country, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such party, shall constitute a discharge of such party's obligation under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the London foreign exchange markets with the amount of Sterling, or other currency, as the case may be, in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees, to the full extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or the Notes or under any judgment or order.

      (f) The Company waives trial by jury in any action brought on or with respect to this Agreement, the Other Agreements, the Notes or any other document executed in connection herewith or therewith.

    Section 23.8. Service of Process Upon Agent Company. The Company hereby irrevocably designates, appoints and empowers CT Corporation System with offices at 111 Eighth Avenue, New York, New York 10011, and successors as the designee, appointee and agent of the Company to receive, accept and acknowledge, for and on behalf of the Company and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Agreement or the Notes in the case of the courts of the United States District Court of the Southern District of New York or of the courts of the State of New York, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Company agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, the Company will forthwith irrevocably designate a new designee, appointee and agent with offices in New York, New York, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 23.8. The Company further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to the Notes or this Agreement delivered to the Company in accordance with this Section 23.8 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to the Company at the address specified in Section 19 by registered or certified mail, or overnight express air courier; provided that failure of such holder to provide such copy to the Company shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. The Company agrees that service upon the Company or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon the Company with respect to matters contemplated in this Section 23.8 and that the failure of any such designee, appointee and agent to give any notice of such service to the Company shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the holders of Notes to bring actions, suits or proceedings with respect to the obligations and liabilities of the Company under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the holders of the Notes may be located or assets of the Company may be found or as otherwise shall to the holders of the Notes seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

                                    * * * * *

      If you are in agreement with the foregoing, please sign the form of agreement in the space below provided herein or on the accompanying counterpart of this Agreement and return the same to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            PREMIER FARNELL PLC

                                            By: /s/ Andrew Fisher
                                                ________________________________

                                            Title: Group Finance Director
                                                   _____________________________

The foregoing is hereby agreed to as of the date hereof.

[PURCHASER]

By /s/ Authorized Signatory
   ______________________________
   Title:

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Acquired Subsidiary Indebtedness" means all Indebtedness of any Person which becomes a Subsidiary after the execution of this Agreement and which (i) is outstanding on the date such Person becomes a Subsidiary (or such Person is at such time contractually bound, in writing, to incur such Indebtedness), (ii) has not been (or is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary, and (iii) remains outstanding for a period of not more than 180 days from the date such Person becomes a Subsidiary.

      "Affected Note" is defined in Section 8.2(i).

      "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time (i) directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) beneficially owns 10% or more of the Voting Shares of such Person; or (iii) 10% or more of the Voting Shares of which are beneficially owned or held by the Company or a Subsidiary. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "this Agreement" is defined in Section 18.3.

      "Anti-Terrorism Order" means the United States Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001), as amended).

      "Annual Report and Accounts" means the audited financial statements and the notes attached thereto and the other information therein pursuant to the Companies Act 1985 of England and Wales.

      "Asset Sale" is defined in Section 10.4.

      "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed, (b) for the purposes of
Section 23.7(e) any day other than a Saturday, a Sunday, or a day on which commercial banks in London, England are required by law to close or are customarily closed, and (c) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York or London, England are required by law to close or are customarily closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

      "Capitalized Lease Obligations" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

      "Closing" is defined in Section 3.

      "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means Premier Farnell PLC, a public limited company organized under the laws of England and Wales, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person.

      "Computation Date" shall mean any day which is either (x) the last day of a financial year of the Company, or (y) the last day of the first six month period of a financial year of the Company.

      "Confidential Information" is defined in Section 21.

      "Consolidated Adjusted Net Worth" means, for any date, the sum of (i) the amount of total shareholders' funds as shown on the consolidated balance sheet of the Group as of such date plus (ii) L400,000,000.

      "Consolidated Adjusted Total Assets" means, at any date, the sum of (i) Consolidated Total Assets plus (ii) L400,000,000.

      "Consolidated Cash and Cash Equivalents" means, at any time (a) cash in hand or on deposit with any Acceptable Bank, which, in either case, is remittable to the United Kingdom; (b) certificates of deposit, maturing within one year after the relevant date of calculation, issued by an Acceptable Bank;
(c) any investment in marketable obligations issued or guaranteed by the government of the United States of America or the United Kingdom or by an instrumentality or agency of the government of the United States of America or the United Kingdom having an equivalent credit rating which are marked to market for purposes of this Agreement on the date of measurement; (d) open market commercial paper (i) for which a recognized trading market exists; (ii) is issued in the United States of America or the United Kingdom; (iii) which matures within one year after the relevant date of calculation; and (iv) which has a credit rating of either A-1 by Standard & Poor's or P-1 by Moody's, or, if no rating is available in respect of the commercial paper or indebtedness, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating; (e) Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank; (f) repurchase agreements fully or over-collateralized; (g) United States of America government and/or federal agency securities with a maximum maturity of seven days; (h) corporate bonds and notes which are marked to market for purposes of this Agreement on the date of measurement, and which are, at the time of determination hereunder, accorded a rating of A, or better, by Standard & Poor's or A2, or better, by Moody's (or an equivalent rating by another recognized credit rating agency of similar standing); (i) asset backed securities which are marked to market for purposes of this Agreement on the date of measurement with an A1 by Standard & Poor's or P1 by Moody's short term rating or better or the highest long term rating given by Standard & Poor's or Moody's; (j) AAA rated money market mutual funds, in each case, to which the Company or one of its Subsidiaries is beneficially entitled at that time and which is capable of being applied against Consolidated Total Debt. An "Acceptable Bank" for this purpose is a commercial bank or trust company which has a rating of A or higher by Standard & Poor's or A2 or higher by Moody's or a comparable rating for its long-term debt obligations from a nationally recognized credit rating agency. "Consolidated Cash and Cash Equivalents" shall not include any assets of a Securitization Subsidiary.

      "Consolidated EBITDA" means the consolidated net pre-taxation profits of the Company adjusted by (a) adding back Consolidated Net Interest Payable; (b) excluding the effects of any exceptional or extraordinary item; (c) excluding any amount attributable to minority interests; (d) adding back depreciation and amortization; (e) including the net pre-taxation profits of any Subsidiary or business or assets acquired during the measurement period (adjusted as set out in paragraphs (a) to (d) (inclusive) above) for the part of the measurement period when it was not a Subsidiary of the Company and/or the business or assets were not owned by the Company or its Subsidiaries; and (f) excluding the net pre-taxation profit attributable to any Subsidiary or to any business or assets sold during the measurement period. "Consolidated EBITDA" shall exclude the operations of any Securitization Subsidiary.

      "Consolidated Net Debt" means at any date Consolidated Total Debt less Consolidated Cash and Cash Equivalents.

      "Consolidated Net Interest Payable" means (i) all interest and periodic financing charges including acceptance commission, commitment fee and the interest element of rental payments on Capital Leases incurred by the Group in effecting, servicing or maintaining Consolidated Total Debt during a measurement period less (ii) all financing charges received or receivable by the Group during the relevant measurement period.

      "Consolidated Total Assets" means at any date the book value of the assets of the Group, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Total Debt" means at any date the total Indebtedness of the Group determined on a consolidated basis in accordance with GAAP.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Shares, by contract or otherwise.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means that rate of interest that is the greater of (i) 7.01% per annum in the case of the Series A Notes or 7.63% in the case of the Series B Notes, and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in The City of New York as its "base" or "prime" rate.

      "Department of Treasury Rule" means Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers: Additional Designations of Terrorism-Related Blocked Persons (66 Fed. Reg. 54404 (2001) (to be codified at appendix A to 31 C.F.R. chapter V), as amended).

      "Disclosure Documents" is defined in Section 5.3.

      "Dollars" and "$" means lawful money of the United States.

      "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b), (c), (m) or (o) of the Code.

      "European Union Member" shall mean any of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, the Republic of Ireland, Spain, Sweden and the United Kingdom.

      "Event of Default" is defined in Section 12.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time.

      "Foreign Plan" means each plan that is maintained, sponsored or otherwise contributed to by the Company or any Subsidiary and that provides retirement or welfare benefits and is maintained outside the United States primarily for the benefit of individuals substantially all of whom are "nonresident aliens", as defined in Section 7701(b) of the Code.

      "Forms" is defined in Section 11.

      "GAAP" means generally accepted accounting principles from time to time in the applicable jurisdiction. Unless the context otherwise requires, all references to "GAAP" shall be deemed to mean GAAP in the United Kingdom.

      "Governmental Authority" means

            (a)   the government of

                  (i) the United States of America or the United Kingdom or any political subdivision of either, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Group" means the Company and the Subsidiaries (excluding Securitization Subsidiaries) taken as a whole.

      "Guarantee" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

            (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

      In any computation of the Indebtedness or other liabilities of the obligor under any Guarantee, the Indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 14.1.

      "Indebtedness" with respect to any Person means, at any time, without duplication the aggregate of (a) the outstanding principal amount of moneys borrowed; (b) the outstanding principal amount of any acceptance under any acceptance credit; (c) the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument; (d) its Capitalized Lease Obligations; (e) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis); (f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset; (g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above; (h) the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; (i) its liabilities under any interest rate swap or currency exchange transaction, forward foreign exchange transaction, cap, collar or option transaction or any other transaction entered into in connection with the management of risks relating to any of the items comprised in Indebtedness calculated, where appropriate, by the replacement cost method (obtained by "marking to market"); (j) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for money borrowed); and (k) the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a)-(j) above which is the subject of a Guarantee given by the Company or any of its Subsidiaries. "Indebtedness" shall not include obligations of a Securitization Subsidiary.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "London Stock Exchange" is defined in Section 7. l(a).

      "Make-Whole Amount" is defined in Section 8.6.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Group taken as a whole, or (b) the ability of the Company to perform its payment obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee.

      "Material Indebtedness of the Company" means Indebtedness of the Company aggregating at least L7,500,000 (or its equivalent in any other currency) in outstanding princiPal amount. For purposes of Section 9.8, "Material Indebtedness of the Company" shall be deemed to include any revolving facility with commitments in excess of L7,500,000 whether or not outstanding.

      "Material Subsidiary" means, at any date, a Subsidiary (other than a Securitization Subsidiary) (a) which, together with its Subsidiaries, produced 5% or more of consolidated turnover and profit of the Group for the financial year then most recently ended or (b) the assets of which, together with the assets of its Subsidiaries, represented 5% or more of the Consolidated Total Assets as of the last day of such financial year.

      "Memorandum" is defined in Section 5.3.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "New Property" is defined in Section 10.1(l).

      "Notes" is defined in Section 1.1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Other Agreements" is defined in Section 2.

      "Other Purchasers" is defined in Section 2.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, public limited company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Permitted Receivables Securitization Program" means a transaction or series of transactions in which the Company or any Subsidiary sells receivables directly or indirectly to a Securitization Subsidiary, satisfying the following criteria: (i) such sale is pursuant to an agreement or agreements evidencing the intent of the parties that for accounting and all other purposes, such sale is to be treated as a sale by the Company or, as the case may be, a Subsidiary, and a purchase by such Securitization Subsidiary (and not as a lending transaction); (ii) the purchase price shall be an amount that represents the reasonably equivalent value of the receivables subject thereto (determined as of the date of such sale) with reasonable and customary discounts comparable to similar transactions; and (iii) such sale shall be without recourse to the Company or such Subsidiary, except to the extent of normal and customary conditions which are consistent with the accounting treatment referred to in clause (i) and certain limited indemnities given by the Company which are not Material.

      "Plan" means an "employee pension benefit plan" (as defined in section 3(2) of ERISA) (other than a Multiemployer Plan) subject to Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Priority Indebtedness" means, as of any date, the sum (without duplication) of (a) unsecured Indebtedness of all Subsidiaries on such date, other than (i) Indebtedness owing to the Company or any other Subsidiary, (ii) Acquired Subsidiary Indebtedness, and (iii) any unsecured Indebtedness of a Subsidiary Guarantor, and (b) Indebtedness of the Group secured by Liens except those permitted by clauses (a) through (n) of Section 10.1.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

      "Purchaser" and "Purchasers" are defined in Section 1.1.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Relaxed Computation Date" is defined in Section 10.3.

      "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes, without regard to series, at the time outstanding.

      "Responsible Officer" means any Senior Financial Officer of the Company and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Securities Act" means the United States Securities Act of 1933, as amended from time to time.

      "Securitization Subsidiary" means a corporation, limited liability company, partnership, trust or other business entity which may be a Subsidiary (or otherwise required by GAAP to be consolidated with the Company in its consolidated financial statements) engaged (and authorized to engage) solely in
(i) purchasing receivables from the Company or a Subsidiary and issuing indebtedness with recourse solely to the assets of such Subsidiary and (ii) activities reasonably necessary to effectuate the transactions referred to in clause (i).

      "Senior Financial Officer" means the president, chief financial officer, principal accounting officer or treasurer of the Company.

      "Series A Notes" is defined in Section 1.1.

      "Series B Notes" is defined in Section 1.1.

      "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

      "Sterling" or "L" means lawful money of the United Kingdom.

      "Subsidiary" means, as to any Person, any corporation or other business entity at least a majority of the combined voting power of all Voting Shares of which is owned or Controlled by such Person. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary Guarantee" is defined in Section 1.2.

      "Subsidiary Guarantor" is defined in Section 1.2.

      "Tax" means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, compulsory loan, charge or withholding.

      "Tax Event" means any amendment to, or change in (in either case occurring after the date of the Agreement), the laws, regulations or published tax rulings (including tax treaties and regulations with respect to such treaties) of any Governmental Authority of, or in, the United Kingdom or any subdivision thereof or therein.

      "Taxing Jurisdiction" is defined in Section 11.

      "Trading With the Enemy Act" means the United States Trading With the Enemy Act (amended by the United States Foreign Assistance Act of 1961) 50 U.S.C. App 5(b) and 22 U.S.C. Section 2370:31 C.F.R. Section 515.

      "USA Patriot Act" means the United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001.

      "Voting Shares" means share capital of any class or classes of a corporation or other equity interests in any other entity, which shares or other interests have power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or other entity or persons performing similar functions (irrespective of whether at the time shares, or other equity interests of any class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

      "Wholly-Owned Subsidiary" means, at any time, any Subsidiary at least 95% of the combined voting power of all Voting Shares of which is owned or Controlled by the Company.

                             [FORM OF SERIES A NOTE]

                               PREMIER FARNELL PLC

            5.01% GUARANTEED SENIOR NOTE, SERIES A, DUE JUNE 13, 2010

No. [_______]                                                 New York, New York
$[_________]                                                              [Date]
PPN __________

      FOR VALUE RECEIVED, the undersigned, Premier Farnell PLC, a public limited company organized under the laws of England and Wales (herein called the "Company"), hereby promises to pay to [_______________], or registered assigns, the principal sum of [_________________] DOLLARS on June 13, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.01% per annum from the date hereof, payable semiannually, on the 13th day of June and December in each year, commencing with the June 13 or December 13 next succeeding the date hereof, until the principal hereof shall have become due and payable, (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.01% and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its "base" or "prime" rate, and (c) under certain circumstances set forth in Section 1.1 of the Note Purchase Agreements, at an increased rate per annum, all as more specifically set forth in said Section 1.1.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

      This Note is one of the Company's 5.01% Guaranteed Senior Notes, Series A, due June 13, 2010 (the "Series A Notes") issued, together with the Company's 5.63% Guaranteed Senior Notes, Series B, due June 13, 2013 (the "Series B Notes" and, together with the Series A Notes, the "Notes"), pursuant to separate Note Purchase Agreements, each dated as of March 10, 2003 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of certain Subsidiary Guarantees that were executed and delivered pursuant to the Note Purchase Agreements. This Note has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred without such registration or an exemption therefrom being available under the Act and in compliance with any other applicable securities laws. Each holder of this Note that is not one of the Purchasers named in the Note Purchase Agreements, by its acceptance hereof, (i) shall be deemed to have agreed to

                                 EXHIBIT 1.1(a)
                          (to Note Purchase Agreement)
the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) shall be deemed to have made the representations and agreements referred to in Section 14.2 of the Note Purchase Agreements (unless it shall have provided assurances referred to therein).

      This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series and for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

      This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                  PREMIER FARNELL PLC

                                                  By ___________________________
                                                      Title:

                             [FORM OF SERIES B NOTE]

                               PREMIER FARNELL PLC

            5.63% GUARANTEED SENIOR NOTE, SERIES B, DUE JUNE 13, 2013

No. [_______]                                                 New York, New York
$[_________]                                                              [Date]
PPN __________

      FOR VALUE RECEIVED, the undersigned, Premier Farnell PLC, a public limited company organized under the laws of England and Wales (herein called the "Company"), hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on June 13, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.63% per annum from the date hereof, payable semiannually, on the 13th day of June and December in each year, commencing with the June 13 or December 13 next succeeding the date hereof, until the principal hereof shall have become due and payable, (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.63% and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in The City of New York as its "base" or "prime" rate, and (c) under certain circumstances set forth in Section 1.1 of the Note Purchase Agreements at an increased rate per annum, all as more specifically set forth in said Section 1.1.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in The City of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

      This Note is one of the Company's 5.63% Guaranteed Senior Notes, Series B, due June 13, 2013 (the "Series B Notes") issued, together with the Company's 5.01% Guaranteed Senior Notes, Series A, due June 13, 2010 (the "Series A Notes" and, together with the Series B Notes, the "Notes"), pursuant to separate Note Purchase Agreements, each dated as of March 10, 2003 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of certain Subsidiary Guarantees that were executed and delivered pursuant to the Note Purchase Agreements. This Note has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred without such registration or an exemption therefrom being available under the Act and in compliance with any other applicable securities laws. Each holder of this Note that is not one of the Purchasers named in the Note Purchase Agreements, by its acceptance hereof, (i) shall be deemed to have agreed to

                                 EXHIBIT 1.1(b)
                          (to Note Purchase Agreement)
the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) shall be deemed to have made the representations and agreements referred to in Section 14.2 of the Note Purchase Agreements (unless it shall have provided assurances referred to therein).

      This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series and for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

      This Note shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                  PREMIER FARNELL PLC

                                                  By ___________________________
                                                     Title:

                         [FORM OF SUBSIDIARY GUARANTEE]

      THIS GUARANTEE dated as of [____________] by [Name of Guarantor], a [____________] [corporate form and name of jurisdiction of organization] (the "Guarantor"), in favor of the Purchasers referred to below and the holders from time to time (each a "holder" and collectively the "holders") of the ____% Guaranteed Senior Notes, Series A, due June 13, 2010 and the ____% Guaranteed Senior Notes, Series B, due June 13, 2013 (collectively, the "Notes") of PREMIER FARNELL PLC, a public limited company organized under the laws of England and Wales (the "Company"), issued pursuant to the several Note Purchase Agreements each dated as of March 10, 2003 (as the same may be supplemented or amended from time to time, the "Agreements" and terms defined therein and not otherwise defined herein are used herein as so defined) entered into by the Company with the institutional investors named in Schedule A to the Agreements (the "Purchasers" and, together with the holders, sometimes collectively the "Obligees" and individually an "Obligee").

                                   WITNESSETH:

      WHEREAS, the Company owns directly or indirectly [100%/a majority] of the outstanding capital stock of the Guarantor; and

      [WHEREAS, it is a condition precedent to the purchase of the Notes by the Purchasers that the Guarantor execute and deliver this Guarantee, that certain other Subsidiaries of the Company execute and deliver a subsidiary guarantee in the form of this Guarantee (such other Subsidiaries are sometimes collectively the "Other Guarantors" and such other subsidiary guarantees are sometimes collectively the "Other Subsidiary Guarantees," which terms shall respectively include after the date of this Guarantee all additional guarantors and subsidiary guarantees contemplated below and by Section 9.8 of the Agreements, and are sometimes collectively called the "Other Guarantees");

      WHEREAS, the Company is also obligated under the Agreements from time to time to cause certain other Subsidiaries to execute and deliver subsidiary guarantees in the form of this Guarantee;]*

      NOW, THEREFORE, in consideration of the premises the Guarantor agrees as follows:

SECTION 1. GUARANTEE.

    Section 1.1. Obligations Guaranteed. The Guarantor hereby unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) payment in full in the manner specified in the Agreements and the Notes of all principal, Make-Whole Amount, if any, interest and other amounts payable by the Company under the Agreements and the Notes (the "Guaranteed Obligations"), as and when such amounts become due and payable (whether at

-----------------------
* Bracketed recitals should be revised as appropriate in case of Subsidiary Guarantees executed and delivered by Subsidiaries other than original Subsidiary Guarantors.

                                 EXHIBIT 4.4(e)
                          (to Note Purchase Agreement)
maturity, by prepayment, by acceleration or otherwise) and hereby independently promises to pay each Obligee when due a sum of money equal to all amounts due to such Obligee under the Agreements and the Notes not theretofore irrevocably duly paid by the Company.

    Section 1.2. Character of Guarantee. This Guarantee constitutes a primary obligation of the Guarantor and is not a guarantee of collection. Accordingly, the Guarantor waives any right to require that any action be brought against the Company or any other person or to require that resort be had to any direct or indirect security. Any Obligee may, at its option, proceed against the Guarantor in the first instance to collect money when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other person and without first resorting to any direct or indirect security or to any other remedies, including, by way of example but not of limitation, any right of setoff at the same or at different times. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Obligee of any direct or indirect security for, or other guarantees of, any indebtedness, liability or obligation of the Company, or by any failure, delay, neglect or omission by such Obligee to realize upon or protect any such indebtedness, liability or obligation, or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any Obligee.

    Section 1.3. Particular Agreements by Guarantor. The Guarantor hereby agrees that any Obligee from time to time, before or after any default by the Company, with or without any further notice to or assent from the Guarantor may, without in any manner affecting the liability of the Guarantor, to the full extent permitted by law and upon such terms and conditions as such Obligee may deem advisable: (a) extend in whole or in part (by renewal or otherwise), modify, change, compromise or release any indebtedness, liability or obligation of the Company or of any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company, or waive any default with respect thereto, or agree with the Company to the modification, amendment or change of any provision of the Agreements or the Notes or grant waivers and consents under the Agreements or the Notes, in each case in accordance with the provisions thereof; (b) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all property and rights of any nature and from whomsoever received, held by, or on behalf of, such Obligee as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company, or of any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company; and (c) settle, adjust or compromise any claim of such Obligee against the Company or any other person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company. The Guarantor hereby ratifies and confirms any such extension, renewal, change, release, sale, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon the Guarantor, and hereby waives any and all defenses, counterclaims or offsets which the Guarantor might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guarantee and so remain liable to each Obligee hereunder.

    Section 1.4. Waiver by the Guarantor. The Guarantor hereby waives: (a) notice of acceptance of this Guarantee by any Obligee or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of any Obligee upon this Guarantee (it being understood that every indebtedness, liability and obligation of the Company to an Obligee created pursuant to the Agreements or the Notes shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guarantee); (b) demand of payment by any Obligee to the Company or any other persons indebted in any manner for any of the indebtedness, liability or obligations hereby guaranteed; and (c) presentment for payment by an Obligee or any other person of any instrument of the Company or any other person, protest thereof, and notice of its dishonor to any party hereto and to the Guarantor.

SECTION 2. CHARACTER OF OBLIGATIONS OF THE GUARANTOR.

    Section 2.1. Irrevocability. The obligations of the Guarantor under this Guarantee are irrevocable, absolute, unconditional and continuing under any and all circumstances (to the fullest extent permitted by law) and no such obligation shall be to any extent or in any way discharged, impaired or otherwise affected, except by (a) performance in full thereof or by the irrevocable and final satisfaction in full of all obligations guaranteed hereunder or (b) release or discharge of the Guarantor in writing by the Required Holders as contemplated by Section 9.8 of the Agreements.

    Section 2.2. No Reduction or Defense. The obligations of the Guarantor under this Guarantee, and the rights of the Obligees to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not, to the fullest extent permitted by law, be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including without limitation claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever.

      Without limiting the generality of the foregoing, the obligations of the Guarantor shall not, to the full extent permitted by law, be discharged or impaired by:

            (a) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company or any Other Guarantor;

            (b) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company or any Other Guarantor or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity of the Company, the Guarantor or any Other Guarantor;

            (c) impossibility or illegality of performance on the part of the Company or any Other Guarantor, under the Agreements, the Notes or the Other Guarantees;

            (d) the invalidity, irregularity or unenforceability of the Notes or the Agreements or the Other Guarantees or any documents referred to therein or herein;

            (e) in respect of the Company, the Guarantor or any Other Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, the Guarantor or any Other Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, the Guarantor or any other Guarantor and whether or not of the kind hereinbefore specified;

            (f) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any nation or any political subdivision thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company of any of its obligations under the Agreements or the Notes or any Other Guarantor under any Other Guarantee; or

            (g) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason similar or dissimilar to the foregoing, or any withholding or diminution at the source (but only to the extent of the provisions of Section 9 of this Guarantee), by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any person, corporation or entity, or any claims, demands, charges, liens or encumbrances of any nature, foreseen or unforeseen, incurred by any person, or against any sums payable under this Guarantee, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided.

    Section 2.3. Rescission of Payment. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal of, Make-Whole Amount, if any, or interest on any of the Notes or any amount guaranteed hereunder is rescinded or must otherwise be restored or returned by any Obligee upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor or any Other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar official of or for the Company, the Guarantor or any Other Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

    Section 2.4. Limitation of Guarantee. This Guarantee is limited to the maximum amount that will result in the obligations of the Guarantor not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

      The Guarantor represents and warrants as follows:

            (a) The Guarantor is a company duly incorporated and validly existing under the laws of _________ and has all requisite power and authority to execute and deliver and perform its obligations under this Guarantee.

            (b) This Guarantee has been duly authorized by all necessary corporate action on the part of the Guarantor and this Guarantee constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) The execution, delivery and performance by the Guarantor of this Guarantee will not (i) result in any breach of, conflict with, constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws or any other Material agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its properties may be bound or affected, or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or
      (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor.

SECTION 4. AMENDMENTS, ETC.

      The Guarantor hereby agrees that there can be no oral or written agreement or understanding whereby the provisions of this Guarantee can be terminated, affected, varied, waived, amended or modified in any manner, except as provided in Section 2.1(b), unless the same be set forth and consented to in writing by the Holders of all the Notes then outstanding.

SECTION 5. NOTICES.

      All notices and other communications provided for hereunder shall be in writing and shall be sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

            (i) if to the Guarantor, at [______], or at such other address as the Guarantor shall have specified by notice to each Purchaser and to each other Holder in writing, or

            (ii) if to a Purchaser, at such Purchaser's address as set forth in Schedule A to the Agreements or at such other address as such Purchaser shall have specified to the Guarantor in writing, or

            (iii) if to any other Holder, at the address of such Holder as it appears on the note register maintained by the Company pursuant to the Agreements.

Notices under this Section 5 will be deemed given only when actually received.

SECTION 6. GOVERNING LAW.

      This Guarantee shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SECTION 7. SUBROGATION.

      The Guarantor shall not by reason of the performance of the terms and provisions of this Guarantee succeed to or be subrogated to the rights and privileges of any Obligee against, or be entitled to any reimbursement from, the Company until each and every indebtedness, liability and obligation of the Company arising directly or indirectly pursuant to the Agreements and the Notes shall have been fully paid and discharged.

SECTION 8. NO WAIVER.

      No delay on the part of an Obligee in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligation of the Guarantor or of the rights of an Obligee to take further action without notice or demand as provided herein.

SECTION 9. TAX INDEMNIFICATION.

      All payments whatsoever under this Guarantee will be made by the Guarantor free and clear of, and without liability for withholding or deduction for or on account of, any present or future Tax imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in the United States) from or through which any amount is paid by the Guarantor pursuant to the terms of this Guarantee (hereinafter, a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law. If any deduction or withholding or payment for any tax shall at any time be compelled by law, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of this Guarantee after such deduction or withholding (including, without limitation, any required deduction, withholding or other payment of Tax on or with respect to such additional amount) shall be not less than the amounts then due and payable under the terms of this Guarantee; provided, however, that no payment of any additional amounts shall be required to be made for or on account of:

            (a) in case of a tax imposed or levied on behalf of the United Kingdom, any Tax that would not have been imposed but for the existence of any present or former connections between such holder (or between a shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, or any Person other than the holder to whom the relevant Note or any amount payable thereon is attributable for the purposes of such Tax, assessment or charge) and the Taxing Jurisdiction, other than the mere holding of the relevant Note;

            (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax or duty;

            (c) any Tax that is payable otherwise than by withholding from payments under the Notes, except that the Guarantor shall be required to make payments for or on account of (A) any Tax that would have been payable through withholding but which because of a connection between the holder and the Taxing Jurisdiction (or some other special circumstance of the holder) is instead collected by such Taxing Jurisdiction directly from such holder unless such Tax is of a nature that is otherwise not subject to the payment of additional amounts under this Section 9 and (B) any Tax paid on or with respect to the payment or accrual of an additional amount;

            (d) any Tax imposed or withheld by the United Kingdom or any other Taxing Jurisdiction by reason of the failure by such holder in the filing of duly completed and executed forms, certificates, documents or returns or other reasonably required evidence (collectively "Forms"), required to be filed by such holder to avoid or reduce such Tax in due time to secure a direction to be issued by the U.K. Inland Revenue or an appropriate taxing authority of such other Taxing Jurisdiction to the Guarantor in respect of the payment in question, provided that no holder of a Note shall be considered to have delayed or failed to file Forms (x) that would require the disclosure of confidential or proprietary tax information, it being agreed that the present version of Form REF FD 13 does not involve any such disclosure, or (y) unless the Guarantor has requested that such Forms be filed (and has furnished such Forms to such holder) and such holder has had a reasonable period of time (not less than 30 days) to file such Forms, provided, further, however, that this Guarantee shall be deemed to be a due written request made as of the date of Closing by the Company to the Purchasers to file Form FD 13; or

            (e)   any combination of clauses (a), (b), (c) and (d) above;

provided further, however, that no such additional amounts shall be payable in respect of any Guaranteed Obligation held by (x) any holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of such Guaranteed Obligation or (y) any holder who is not a resident of the United States.

      In connection with the transfer of any Guaranteed Obligation, the Guarantor will furnish the transferee of such Guaranteed Obligation with copies of all Forms then required. The Guarantor will also furnish the holders of the Guaranteed Obligations, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

SECTION 10. JURISDICTION; SERVICE OF PROCESS; JUDGMENT CURRENCY; WAIVER OF JURY
            TRIAL.

      (a) The Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee. To the fullest extent it may effectively do so under applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      (b) The Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 10(a) brought in any such court shall be conclusive and binding upon the Guarantor subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Guarantor is or may be subject) by a suit upon such judgment.

      (c) The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in Section 10(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 5(a) or at such other address of which you shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 11. The Guarantor agrees that such service upon receipt by the Guarantor, (i) shall be deemed in every respect effective service of process upon it in any such suit; action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

      (d) Nothing in this Section 10 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

      (e) Any payment on account of an amount that is payable hereunder in Dollars which is made to or for the account of any Holder in Sterling, or in the lawful currency of any other country, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the Guarantor's obligation under this Guarantee only to the extent of the amount of Dollars which such holder could purchase in the London foreign exchange markets with the amount of Sterling, or other currency, as the case may be, in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day (as defined below) following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Guarantor agrees, to the full extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks are required by law to close or are customarily closed in London, England.

      (f) The Guarantor waives trial by jury in any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith.

SECTION 11. SERVICE OF PROCESS UPON AGENT COMPANY.

      The Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System with offices at 111 Eighth Avenue, New York, New York 10011, and successors as the designee, appointee and agent of the Guarantor to receive, accept and acknowledge, for and on behalf of the Guarantor and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Guarantee in the case of the courts of the United States District Court of the Southern District of New York or of the courts of the State of New York, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Guarantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, the Guarantor will forthwith irrevocably designate a new designee, appointee and agent with offices in New York, New York, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section
11. The Guarantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to this Guarantee delivered to the Guarantor in accordance with this Section 11 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to the Guarantor at the address specified in Section 5 by registered or certified mail, or overnight express air courier; provided that failure of such holder to provide such copy to the Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. The Guarantor agrees that service upon the Guarantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon the Guarantor with respect to matters contemplated in this Section 11 and that the failure of any such designee, appointee and agent to give any notice of such service to the Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the holders of Notes to bring actions, suits or proceedings with respect to the obligations and liabilities of the Guarantor under, or any other matter arising out of or in connection with, this Guarantee, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the holders of the Notes may be located or assets of the Guarantor may be found or as otherwise shall to the holders of the Notes seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

SECTION 12. SUCCESSORS AND ASSIGNS.

      In respect of the obligations of the Company under the Notes and the Agreements in respect of the Notes, this Guarantee shall be binding upon and inure to the benefit of the Purchasers and the holders. This Guarantee shall, without further consent of the Guarantor, pass to, and may be relied upon and enforced by, any successor or permitted assignee of any holder and any transferee or subsequent holder of any Note.

      IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed on its behalf as of the day and year first above written.

                                                  [GUARANTOR]

                                                  By ___________________________
                                                     Title: